                                                                   EXHIBIT 10.19

--------------------------------------------------------------------------------


                             ULTRADATA CORPORATION


                                 LOAN AGREEMENT


                                  (UNSECURED)

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   DEFINITIONS AND CONSTRUCTION.........................................     1
     1.1   Definitions....................................................     1
     1.2   Accounting Terms...............................................     5

2.   LOAN AND TERMS OF PAYMENT............................................     5
     2.1   Revolving and Equipment Facilities.............................     5
     2.2   Overadvances...................................................     6
     2.3   Interest Rates, Payments, and Calculations.....................     6
     2.4   Crediting Payments.............................................     7
     2.5   Fees...........................................................     7
     2.6   Additional Costs...............................................     7
     2.7   Term...........................................................     8

3.   CONDITIONS OF LOANS..................................................     8
     3.1   Conditions Precedent to Initial Advance or Equipment Advance...     8
     3.2   Conditions Precedent to all Advances or Equipment Advances.....     8

4.   REPRESENTATIONS AND WARRANTIES.......................................     9
     4.1   Due Organization and Qualification.............................     9
     4.2   Due Authorization; No Conflict.................................     9
     4.3   No Prior Encumbrances..........................................     9
     4.4   Litigation.....................................................     9
     4.5   No Material Adverse Change in Financial Statements.............     9
     4.6   Solvency.......................................................     9
     4.7   Regulatory Compliance..........................................     9
     4.8   Environmental Condition........................................     9
     4.9   Taxes..........................................................    10
     4.10  Subsidiaries...................................................    10
     4.11  Government Consents............................................    10
     4.12  Full Disclosure................................................    10

5.   AFFIRMATIVE COVENANTS................................................    10
     5.1   Good Standing..................................................    10
     5.2   Government Compliance..........................................    10
     5.3   Financial Statements, Reports, Certificates....................    10
     5.4   Inventory; Returns.............................................    11
     5.5   Taxes..........................................................    11
     5.6   Insurance......................................................    11
     5.7   Principal Depository...........................................    11
     5.8   Quick Ratio....................................................    11
     5.9   Debt-Net Worth Ratio...........................................    12
     5.10  Debt Service Coverage..........................................    12
     5.11  Further Assurances.............................................    12

6.   NEGATIVE COVENANTS...................................................    12
     6.1   Dispositions...................................................    12
     6.2   Change in Business.............................................    12
     6.3   Mergers or Acquisitions........................................    12
     6.4   Indebtedness...................................................    12
     6.5   Encumbrances...................................................    12
     6.6   Distributions..................................................    12

     6.7   Investments...................................................   12
     6.8   Transactions with Affiliates..................................   12
     6.9   Subordinated Debt.............................................   13
     6.10  Compliance....................................................   13

7.   EVENTS OF DEFAULT...................................................   13
     7.1   Payment Default...............................................   13
     7.2   Covenant Default..............................................   13
     7.3   Material Adverse Change.......................................   13
     7.4   Attachment....................................................   13
     7.5   Insolvency....................................................   14
     7.6   Other Agreements..............................................   14
     7.7   Subordinated Debt.............................................   14
     7.8   Judgments.....................................................   14
     7.9   Misrepresentations............................................   14

8.   BANK'S RIGHTS AND REMEDIES..........................................   14
     8.1   Rights and Remedies...........................................   14
     8.2   Bank Expenses.................................................   14
     8.3   Remedies Cumulative...........................................   15
     8.4   Demand; Protest...............................................   15

9.   NOTICES.............................................................   15

10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................   15

11.  GENERAL PROVISIONS..................................................   16
     11.1  Successors and Assigns........................................   16
     11.2  Indemnification...............................................   16
     11.3  Time of Essence...............................................   16
     11.4  Severability of Provisions....................................   16
     11.5  Amendments in Writing, Integration............................   16
     11.6  Counterparts..................................................   16
     11.7  Survival......................................................   16

     This LOAN AGREEMENT is entered into as of September 23, 1996, by and between SILICON VALLEY BANK ("Bank") and ULTRADATA CORPORATION ("Borrower").


                                    RECITALS
                                    --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following definitions:

               "Advance" or "Advances" means an advance under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Committed Line" means Five Million Dollars ($5,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances and current position of Equipment Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

               "Daily Balance" means the amount of the Advances owed at the end of a given day.

               "Eligible Equipment" means computer equipment, office equipment and other machines and office equipment as approved by Bank in its sole discretion (i) in which the Bank has a valid first priority perfected security interest, and (ii) delivered to Borrower by the manufacturer or vendor after, upon or not more than sixty (60) days prior to the date of the Equipment Advance with respect to such equipment which equipment is new and has not previously been used by any Person.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "Equipment Advance" or "Equipment Advances" means an advance under the Equipment Facility.

               "Equipment Availability Date" means the earlier of (i) the date that the aggregate amount of all outstanding Equipment Advances equals One Million Five Hundred Thousand Dollars ($1,500,000), or (ii) June 30, 1997.

               "Equipment Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1.2 hereof.

               "Equipment Facility Maturity Date" means the date of the third anniversary of the Equipment Availability Date.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "LIBOR Supplement" means the LIBOR Supplement to Agreement by and between Bank and Borrower of even date herewith.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Maturity Date" means the date immediately preceding the first anniversary of the date of this Agreement.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Subordinated Debt; and

               (d) Indebtedness to trade creditors incurred in the ordinary course of business.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's
                         --------
security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such Equipment and, provided further such Equipment is not financed under this Agreement; and
-------- -------

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, billed accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1.1 hereof.

               "Schedule" means the schedule of exceptions attached hereto.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable
             -----
to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

               1.2  Accounting Terms. All accounting terms not specifical
                    ----------------
defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT
          -------------------------

          2.1  Revolving and Equipment Facilities.
               ----------------------------------

               2.1.1  Revolving Facility.
                      --------- --------
                      (a) Advances. Subject to and upon the terms and
                          --------
conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount outstanding at any time not to exceed the Committed Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time before the Maturity Date.

                       (b) Procedures. Whenever Borrower desires an Advance,
                           ----------
Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit A hereto or a LIBOR Rate Advance Form as
                          ---------
attached to the LIBOR Supplement. Bank is authorized to make Advances under this Agreement or under the LIBOR Supplement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account.

                      (c) Maturity. The Revolving Facility shall terminate on
                          --------
the Maturity Date, at which time all Advances under this Section 2.1.1 shall be immediately due and payable.

               2.1.2  Equipment Facility.
                      --------- --------

                      (a) Equipment Advances. Subject to and upon the terms and
                          ------------------
conditions of this Agreement, Bank agrees at any time from the date hereof through Equipment Availability Date to make Equipment Advances to Borrower in an aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000). On the date of each Equipment Advance, Borrower shall provide invoices and other documents as requested by Bank, in form and content satisfactory to Bank, demonstrating that the Equipment Advances then outstanding
(i) shall be used to finance or refinance, as the case may be, Eligible Equipment, and (ii) shall not exceed one hundred percent (100%) of the cost of such Eligible Equipment, excluding any and all installation, freight or warranty expenses or sales taxes. Amounts borrowed pursuant to this Section 2.1.2 may not be reborrowed once repaid.

                      (b) Procedures. When Borrower desires to obtain an
                          ----------
Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time one (1) Business Day before the day on which the Equipment Advance is requested to be made. Such notice shall be in substantially the form of Exhibit A hereto or a LIBOR Rate Advance Form as attached to the LIBOR
   ---------
Supplement. Bank is authorized to make Equipment Advances under this Agreement based upon instructions received from a Responsible Officer. The written notice shall be signed by a Responsible Officer and include a copy of the invoice for the Eligible Equipment to be financed.

                      (c) Payments/Maturity. Interest shall accrue from the date
                          -----------------
of each Equipment Advance at the rate specified in Section 2.3(b), and shall be payable monthly on the twenty-second calendar day of the month for each month through the month in which the Equipment Availability Date falls. All Equipment Advances that are outstanding on the Equipment Availability Date will be payable in thirty-six (36) equal monthly installments of principal, plus accrued interest, beginning on the last day of the month in which the Equipment Availability Date falls. All amounts outstanding under the Equipment Facility and all amounts due under this Agreement shall be paid in full on the Equipment Facility Maturity Date.

          2.2  Overadvances.  If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the Committed Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  Interest Rates, Payments, and Calculations.
               ------------------------------------------

               (a) LIBOR Option. Borrower shall be entitled to request Advances
                   ------------
or Equipment Advances in accordance with the LIBOR Supplement, which shall govern all LIBOR Rate Advances or LIBOR Rate Equipment Advances, as defined therein.

               (b) Interest Rate. Except as set forth in Section 2.3(c), any
                   -------------
Advances shall bear interest, on the average Daily Balance, at a rate equal to either the Prime Rate or the rate specified in the LIBOR Supplement. Except as set forth in Section 2.3(c), any Equipment Advances shall bear interest at a rate equal to (i) one-quarter of a percentage point (0.25%) above the Prime Rate, or (ii) the rate specified in the LIBOR Supplement.

               (c) Default Rate. All Obligations shall bear interest, from and
                   ------------
after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (d) Payments.  Interest hereunder shall be due and payable on the
                   --------
twenty-second calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (e) Computation. In the event the Prime Rate is changed from time
                   -----------
to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4  Crediting Payments.  Prior to the occurrence of an Event of
               ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  Fees.  Borrower shall pay to Bank the following:
                                     ---

               (a) Financial Examination and Appraisal Fees. Bank's customary
                   ----------------------------------------
fees and out-of-pocket expenses for Bank's financial analysis and examination of Borrower performed from time to time by Bank or its agents; and

               (b) Bank Expenses. Upon the date hereof, all Bank Expenses
                   -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses.

          2.6  Additional Costs.  In case any change in any law, regulation,
               ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.7  Term.  This Agreement shall become effective on the Closing Date
               ----
and, subject to Section 11.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances or Equipment Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

     3.   CONDITIONS OF LOANS
          -------------------

          3.1  Conditions Precedent to Initial Advance or Equipment Advance.
               ------------------------------------------------------------
The obligation of Bank to make the initial Advance or Equipment Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a)  this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c)  the LIBOR Supplement;

               (d) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

               (e) evidence of completion of an audit of Borrower's Accounts (condition precedent to initial Advance only); and

               (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2  Conditions Precedent to all Advances or Equipment Advances.  The
               ----------------------------------------------------------
obligation of Bank to make each Advance or Equipment Advance, including the initial Advance or Equipment Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form or LIBOR Rate Advance Form as provided in Section 2.1.1 and 2.1.2; and

               (b) the representations and warranties contained in Section 4 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form or LIBOR Rate Advance Form and on the effective date of each Advance or Equipment Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance or Equipment Advance. The making of each Advance or Equipment Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance or Equipment Advance as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

          4.1  Due Organization and Qualification.  Borrower and each Subsidiary
               ----------------------------------
is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          4.2  Due Authorization; No Conflict.  The execution, delivery, and
               ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          4.3  No Prior Encumbrances.  Borrower has good and indefeasible title
               ---------------------
to the Collateral, free and clear of Liens, except for Permitted Liens.

          4.4  Litigation.  Except as set forth in the Schedule, there are no
               ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          4.5  No Material Adverse Change in Financial Statements.  All
               --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          4.6  Solvency.  Borrower is solvent and able to pay its debts
               --------
(including trade debts) as they mature.

          4.7  Regulatory Compliance.  Borrower and each Subsidiary has met the
               ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          4.8  Environmental Condition.  None of Borrower's or any Subsidiary's
               -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          4.9  Taxes.  Borrower and each Subsidiary has filed or caused to be
               -----
filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          4.10  Subsidiaries.  Borrower does not own any stock, partnership
                ------------
interest or other equity securities of any Person, except for Permitted Investments.

          4.11  Government Consents.  Borrower and each Subsidiary has obtained
                -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          4.12  Full Disclosure.  No representation, warranty or other statement
                ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     5.   AFFIRMATIVE COVENANTS
          ---------------------

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance or Equipment Advance hereunder, Borrower shall do all of the following:

          5.1  Good Standing.  Borrower shall maintain its and each of its
               -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          5.2  Government Compliance.  Borrower shall meet, and shall cause each
               ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

          5.3  Financial Statements, Reports, Certificates.  Borrower shall
               -------------------------------------------
deliver to Bank:  (a) as soon as available, but in any event within forty-five
(45) days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Borrower shall deliver to Bank with the annual financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
   ---------

     Within twenty-five (25) days after the last day of each calendar month in which any Advances have been outstanding, Borrower shall deliver to Bank an aged listings of accounts receivable and accounts payable.

          5.4  Inventory; Returns.  Borrower shall keep all Inventory in good
               ------------------
and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          5.5  Taxes.  Borrower shall make, and shall cause each Subsidiary to
               -----
make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          5.6  Insurance.
               ---------

               (a) Borrower, at its expense, shall keep its business insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of its assets in amounts and of a type that are customary to businesses similar to Borrower's.

          5.7  Principal Depository.  Borrower shall maintain its principal
               --------------------
depository and operating accounts with Bank.

          5.8  Quick Ratio.  Subject to the following sentence, Borrower shall
               -----------
maintain, as of the last day of each of Borrower's fiscal quarters, a ratio of Quick Assets to Current Liabilities (minus current portion of deferred revenue) of at least 1.25 to 1.0. Beginning with the fiscal quarter ending March 31, 1997, Borrower shall maintain, as of the last day of each of Borrower's fiscal quarters, a ratio of Quick Assets to Current Liabilities (minus current portion of defined revenue) of at least 1.5 to 1.0.

          5.9  Debt-Net Worth Ratio.  Borrower shall maintain, as of the last
               --------------------
day of each of Borrower's fiscal quarters, a ratio of Total Liabilities (minus current portion of deferred revenue) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.0 to 1.0.

          5.10  Debt Service Coverage. Borrower shall maintain, as of the last
                ---------------------
day of each of Borrower's fiscal quarters, a ratio of (a) the sum of (i) earnings after tax plus (ii) interest expense and non-cash equivalents, plus or
                   ----                                                 ----
minus, as appropriate, (iii) any decrease or increase in capitalized software to
-----
(b) the sum of (i) current portion of long term debt and capitalized leases plus
                                                                            ----
(ii) interest expense of at least 1.5 to 1.0.

          5.11  Further Assurances.  At any time and from time to time Borrower
                ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     6.   NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances or Equipment Advances, Borrower will not do any of the following:

          6.1  Dispositions.  Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

          6.2  Change in Business.  Engage in any business, or permit any of its
               ------------------
Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          6.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of
               -----------------------
its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          6.4  Indebtedness.  Create, incur, assume or be or remain liable with
               ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          6.5  Encumbrances.  Create, incur, assume or suffer to exist any Lien
               ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          6.6  Distributions.  Pay any dividends or make any other distribution
               -------------
or payment on account of or in redemption, retirement or purchase of any capital stock.

          6.7  Investments.  Directly or indirectly acquire or own, or make any
               -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          6.8  Transactions with Affiliates.  Directly or indirectly enter into
               ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          6.9  Subordinated Debt.  Make any payment in respect of any
               -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          6.10  Compliance.  Become an "investment company" controlled by an
                ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

     7.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          7.1  Payment Default.  If Borrower fails to pay the principal of, or
               ---------------
any interest on, any Advances or Equipment Advance when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty
(30) days of receipt by Borrower of an invoice for such other Obligations;

          7.2  Covenant Default.  If Borrower fails to perform any obligation
               ----------------
under Sections 5.7, 5.8, 5.9 or 5.10, or violates any of the covenants contained in Article 6 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances or Equipment Advances will be required to be made during such cure period);

          7.3  Material Adverse Change.  If there occurs a material adverse
               -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations;

          7.4  Attachment.  If any material portion of Borrower's assets is
               ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances or Equipment Advances will be required to be made during such cure period);

          7.5  Insolvency.  If Borrower becomes insolvent, or if an Insolvency
               ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances or Equipment Advances will be made prior to the dismissal of such Insolvency Proceeding);

          7.6  Other Agreements.  If there is a default in any agreement to
               ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          7.7  Subordinated Debt.  If Borrower makes any payment on account of
               -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          7.8  Judgments.  If a judgment or judgments for the payment of money
               ---------
in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances or Equipment Advances will be made prior to the satisfaction or stay of such judgment); or

          7.9  Misrepresentations.  If any material misrepresentation or
               ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     8.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          8.1  Rights and Remedies.  Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
7.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank.

          8.2  Bank Expenses.  If Borrower fails to pay any amounts or furnish
               -------------
any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in

Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          8.3  Remedies Cumulative.  Bank's rights and remedies under this
               -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          8.4  Demand; Protest.  Borrower waives demand, protest, notice of
               ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     9.   NOTICES
          -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:    ULTRADATA Corporation
                        5020 Franklin Drive
                        Pleasanton, CA 94588-3354
                        Attn:    Ms. Debra A. Dehn-Hunt
                        FAX:  (510)

     If to Bank:        Silicon Valley Bank
                        1731 Embarcadero Road, Suite 220
                        Palo Alto, CA 94303
                        Attn:  Ms. Colleen Atkinson
                        FAX:  (415) 812-0640

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY

RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     11.  GENERAL PROVISIONS
          ------------------

          11.1  Successors and Assigns.  This Agreement shall bind and inure to
                ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          11.2  Indemnification.  Borrower shall defend, indemnify and hold
                ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          11.3  Time of Essence.  Time is of the essence for the performance of
                ---------------
all obligations set forth in this Agreement.

          11.4  Severability of Provisions.  Each provision of this Agreement
                --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          11.5  Amendments in Writing, Integration.  This Agreement cannot be
                ----------------------------------
amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          11.6  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          11.7  Survival.  All covenants, representations and warranties made in
                --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                           ULTRADATA CORPORATION


                                           By:
                                              -------------------------------
                                           Title:
                                                  ---------------------------

                                           By:
                                              -------------------------------
                                           Title:
                                                  ---------------------------


                                           SILICON VALLEY BANK


                                           By:
                                              -------------------------------
                                           Title:
                                                  ---------------------------

                                   EXHIBIT A
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION      DATE:
                                               ------------------------
FAX#:  (408) 496-2426                     TIME:
                                               ------------------------

FROM:   ULTRADATA CORPORATION
       -----------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

REQUESTED BY:
             -----------------------------------------------------------------
                AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------
PHONE NUMBER:
             -----------------------------------------------------------------
FROM ACCOUNT #                        TO ACCOUNT #
               ----------------------              ---------------------------

REQUESTED TRANSACTION TYPE                REQUEST DOLLAR AMOUNT
--------------------------               ---------------------

PRINCIPAL INCREASE (ADVANCE)      $
                                   -------------------------------------------
PRINCIPAL PAYMENT (ONLY)          $
                                   -------------------------------------------
INTEREST PAYMENT (ONLY)           $
                                   -------------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)  $
                                   -------------------------------------------

OTHER INSTRUCTIONS:
                   -----------------------------------------------------------
------------------------------------------------------------------------------

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.



                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

-----------------------------------------       ------------------------------
          Authorized Requester                              Phone #

-----------------------------------------       ------------------------------
          Received By (Bank)                                Phone #


                        -----------------------------------------
                               Authorized Signature (Bank)

                                   EXHIBIT B
                             COMPLIANCE CERTIFICATE


TO:      SILICON VALLEY BANK


FROM:    ULTRADATA CORPORATION



          The undersigned authorized officer of ULTRADATA Corporation hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete
compliance for the period ending                with all required covenants
                                 --------------
except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                      REQUIRED                              COMPLIES
------------------                      --------                              --------

Quarterly financial statements          Quarterly within 45 days              Yes       No
Annual (CPA Audited)                    FYE within 90 days                    Yes       No
A/R & A/P Agings                        Monthly within 25 days (if Advances)  Yes       No
A/R Audit                               Initial                               Yes       No


FINANCIAL COVENANT                      REQUIRED                   ACTUAL         COMPLIES
------------------                      --------                   ------         --------
Maintain on a Quarterly Basis:
 Minimum Quick Ratio*                   1.25:1.0**                 _____:1.0      Yes   No
 Maximum Debt*/Tangible Net Worth       1.0:1.0                    _____:1.0      Yes   No
 Debt Service Coverage                  1.5:1.0                    _____:1.0      Yes   No

*Minus current portion of deferred revenue.
**1.5:1.0 beginning with quarter ending 3/31/97.

                                 BANK USE ONLY

Received by:
            -------------------------------
            AUTHORIZED SIGNER

Date:
      ------------------------------

Verified:
          ---------------------------------
            AUTHORIZED SIGNER

Date:
      -----------------------------

Compliance Status:        Yes     No


COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,

-------------------------------------
SIGNATURE

-------------------------------------
TITLE

-------------------------------------
DATE

                     DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  ULTRADATA CORPORATION       Bank: Silicon Valley Bank
============================================================================

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $5,000,000 and Equipment Facility of up to $1,500,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                        Revolving Line    Equipment Facility
                                        --------------    ------------------
Amount paid to Borrower directly:       $                 $
Undisbursed Fun                         $                 $

Principal                               $                 $

CHARGES PAID IN CASH. Borrower will pay in cash as agreed the following charges:

        $               Counsel Fees and Expenses (Estimate)
        $               Other Fees
        $               Total Charges Paid in Cash

AUTOMATIC PAYMENTS.  Borrower hereby authorizes Bank automatically to deduct
from Borrower's account numbered                the amount of any loan payment.
                                 --------------
If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Bank may voluntarily terminate Automatic Payments.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF SEPTEMBER 23, 1996.

BORROWER:

ULTRADATA CORPORATION



-------------------------------
Authorized Officer

============================================================================